As filed with the Securities and Exchange Commission on March 4, 2025

Registration No. 333-283150

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EMERGENT BIOSOLUTIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	14-1902018
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

300 Professional Drive

Gaithersburg, Maryland 20879

(240) 631-3200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Richard S. Lindahl

Executive Vice President, Chief Financial Officer and Treasurer

Emergent BioSolutions Inc.

300 Professional Drive

Gaithersburg, Maryland 20879

(240) 631-3200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Matthew C. Franker Julie M. Plyler Covington & Burling LLP One CityCenter 850 Tenth Street, N.W. Washington, D.C. 20001 (202) 662-6000	Jessica Perl Senior Vice President, General Counsel and Corporate Secretary Emergent BioSolutions Inc. 300 Professional Drive Gaithersburg, Maryland 20879 (240) 631-3200

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

This filing constitutes Post-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-283150), which was initially declared effective on December 4, 2024. This Post-Effective Amendment shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 (this “Post-Effective Amendment No. 2”) to the Registration Statement on Form S-1 (File No. 333-283150) filed by Emergent BioSolutions Inc. (the “Registration Statement”), as originally declared effective by the United States Securities and Exchange Commission (the “SEC”) on December 4, 2024, is being filed (i) to convert the Registration Statement into a Registration Statement on Form S-3 and (ii) to update certain other information in the Registration Statement.

The information included in this filing amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the original filing of the Registration Statement on November 12, 2024.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SECURITYHOLDERS IDENTIFIED IN THIS PROSPECTUS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MARCH 4, 2025

PROSPECTUS

Emergent BioSolutions Inc.

Up to 3,613,338 shares of Common Stock

2,500,000 Warrants to Purchase up to 2,500,000 Shares of Common Stock

This prospectus relates to the offer and sale from time to time, by the selling securityholders identified in this prospectus, of (i) up to 3,613,338 shares of the common stock, $0.001 par value per share (the “Common Stock”), of Emergent BioSolutions Inc. (the “Company”), which includes 1,113,338 shares of Common Stock that are currently outstanding and up to 2,500,000 shares of Common Stock issuable upon the exercise of the 2,500,000 Warrants (defined herein), (ii) 1,000,000 warrants to purchase up to 1,000,000 shares of Common Stock at an exercise price of $9.8802 per share (the “Series I Warrants”) and (iii) 1,500,000 warrants to purchase up to 1,500,000 shares of Common Stock at an exercise price of $15.7185 per share (the “Series II Warrants” and, together with the Series I warrants, the “Warrants”). The securities referenced above were issued in connection with the Credit Agreement, dated August 30, 2024, by and among the Company, the lenders from time to time party thereto, and OHA Agency LLC, as administrative agent (the “Credit Agreement”), the Warrant Agreement, dated August 30, 2024, between the Company and Broadridge Corporate Issuer Solutions LLC, as Warrant Agent (the “Warrant Agreement”), and the Subscription Agreement, dated August 30, 2024, between the Company and the lenders under the Credit Agreement (the “Subscription Agreement”).

The Common Stock and the Warrants may be offered and sold from time to time by the entities or individuals listed in the section titled “Selling Securityholders” beginning on page 6 (the “Selling Securityholders”). We are registering these securities for sale by the Selling Securityholders to satisfy certain registration rights that we have granted to the Selling Securityholders. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of securities by the Selling Securityholders. However, the Company will receive the proceeds of any cash exercise of the Warrants. We will pay the expenses incurred in registering the securities covered by the prospectus, including legal and accounting fees. The Selling Securityholders will bear all commissions and discounts, if any, attributable to its respective sales of securities under this prospectus.

The Selling Securityholders may sell the securities described in this prospectus in a number of different ways and at varying prices. We provide more information about how a Selling Securityholder may sell its securities in the section titled “Plan of Distribution” on page 8.

Our Common Stock is listed on the New York Stock Exchange, under the symbol “EBS.” On March 3, 2025, the last reported sale price of our common stock on the New York Stock Exchange was $6.83 per share.

There is no established trading market for any of the Warrants and we do not expect a market to develop. We do not intend to apply for a listing for any of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read “Risk Factors” on page 5 of this prospectus and in the documents incorporated by reference herein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), under which the Selling Securityholders may, from time to time, sell the securities described in this prospectus in one or more offerings.

Neither we nor the Selling Securityholders have authorized anyone to provide you with information that is different from or in addition to the information contained or incorporated by reference in this prospectus. Accordingly, neither we nor any Selling Securityholder takes any responsibility for, or can provide any assurance as to the reliability of, any information that others may give. The Selling Securityholders are offering to sell, and seeking offers to buy, our securities only in jurisdictions where it is lawful to do so. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than where offers and sales of these securities are permitted or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

In making your investment decision it is important for you to read and consider all information contained in this prospectus. You should also read and consider the information in the documents to which we have referred you in the section titled “Incorporation of Certain Documents by Reference” in this prospectus. To the extent the information contained in this prospectus differs or varies from the information contained in documents previously filed with the SEC that are incorporated by reference herein, the information in this prospectus will supersede such information.

Unless the context otherwise indicates, references in this prospectus to “Emergent,” the “Company,” “we,” “us,” and “our” refer to Emergent BioSolutions Inc. and its consolidated subsidiaries.

Emergent®, BioThrax®, BaciThrax®, BAT®, Trobigard®, Anthrasil®, CNJ-016®, ACAM2000®, NARCAN®, CYFENDUS®, TEMBEXA® and any and all Emergent BioSolutions Inc. brands, products, services and feature names, logos and slogans are trademarks or registered trademarks of Emergent BioSolutions Inc. or its subsidiaries in the United States or other countries. All other brands, products, services and feature names or trademarks are the property of their respective owners, including RSDL® (Reactive Skin Decontamination Lotion), which was acquired by BTG International Inc., a subsidiary of SERB Pharmaceuticals on July 31, 2024.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference in this prospectus include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including statements regarding the future performance of Emergent BioSolutions Inc. or any of our businesses, our business strategy, future operations, future financial position, future revenues and earnings, our ability to achieve the objectives of our restructuring initiatives and divestitures, including our future results, projected costs, prospects, plans and objectives of management, are forward-looking statements. We generally identify forward-looking statements by using words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “may,” “plan,” “position,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. These forward-looking statements are based on our current intentions, beliefs, assumptions and expectations regarding future events based on information that is currently available. You should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. You are, therefore, cautioned not to place undue reliance on any forward-looking statement contained herein. Any such forward-looking statement speaks only as of the date on which such statement is made and, except as required by law, we do not undertake any obligation to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause our actual results to differ materially from those indicated by such forward-looking statements, including, among others:

•

the availability of U.S. government (“USG”) funding for contracts related to procurement of our medical countermeasures (“MCM”) products, including CYFENDUS® (Anthrax Vaccine Adsorbed (AVA), Adjuvanted), previously known as AV7909, ACAM2000® (Smallpox (Vaccinia) Vaccine, Live), VIGIV CNJ-016® (Vaccinia Immune Globulin Intravenous (Human)), BAT® (Botulism Antitoxin Heptavalent (A,B,C,D,E,F,G)-(Equine)), BioThrax® (Anthrax Vaccine Adsorbed) and/or EbangaTM (ansuvimab-zykl) among others, as well as contracts related to development of medical countermeasures;

•	our ability to meet our commitments to quality and compliance in all of our manufacturing operations;

•	our ability to negotiate additional USG procurement or follow-on contracts for our MCM products that have expired or will be expiring;

•	the commercial availability and impact of a generic and competitive marketplace on future sales of NARCAN® (naloxone HCL) Nasal Spray and over-the-counter NARCAN® Nasal Spray;

•	our ability to perform under our contracts with the USG, including the timing of and specifications relating to deliveries;

•	the ability of our contractors and suppliers to maintain compliance with current good manufacturing practices and other regulatory obligations;

•

our ability to negotiate new or further commitments related to the collaboration and deployment of capacity toward future commercial manufacturing related to our bioservices and under existing Bioservices contracts;

•	our ability to collect reimbursement for raw materials and payment of service fees from our Bioservices customers;

•	the results of pending government investigations and their potential impact on our business;

•	our ability to satisfy the conditions of the final settlement, and the potential impact of the final settlement agreement including the funds to resolve the litigation, on our business;

•

our ability to comply with the operating and financial covenants required by (i) the Credit Agreement, (ii) our revolving credit facility under a credit agreement, dated September 30, 2024, among the Company, certain subsidiary borrowers, the lenders from time to time party thereto and Wells Fargo, National Association, as Agent, and (iii) our 3.875% Senior Unsecured Notes due 2028;

•	our ability to maintain adequate internal control over financial reporting and to prepare accurate financial statements in a timely manner;

•	our ability to maintain sufficient cash flow from our operations to pay our substantial debt, both now and in the future;

•	our ability to invest in our business operations as a result of our current indebtedness;

•

the procurement of our product candidates by USG entities under regulatory authorities that permit government procurement of certain medical products prior to United States Food and Drug Administration marketing authorization, and corresponding procurement by government entities outside the United States;

•

our ability to realize the expected benefits of the sale of our travel health business to Bavarian Nordic, the sale of our Drug Product facility in Baltimore-Camden to Bora Pharmaceuticals Injectables Inc., a subsidiary of Bora Pharmaceuticals Co., Ltd. and the sale of RSDL® (Reactive Skin Decontamination Lotion) to BTG International Inc., a subsidiary of SERB Pharmaceuticals;

•	the impact of the organizational changes we announced in January 2023, August 2023, May 2024 and August 2024;

•	the success of our commercialization, marketing and manufacturing capabilities and strategy;

•	our ability to identify and acquire companies, businesses, products or product candidates that satisfy our selection criteria;

•

the impact of cybersecurity incidents, including the risks from the unauthorized access, interruption, failure or compromise of our information systems or those of our business partners, collaborators or other third parties; and

•	the accuracy of our estimates regarding future revenues, expenses, capital requirements and need for additional financing.

The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. When evaluating our forward-looking statements, you should consider this cautionary statement along with the risk factors identified in the section entitled “Risk Factors” in this prospectus and the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures about Market Risk” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference into this prospectus. New factors may emerge from time to time, and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.

PROSPECTUS SUMMARY

This summary highlights selected information included or incorporated by reference in this prospectus and does not contain all of the information that may be important to you. You should carefully review this entire prospectus, including the risk factors and financial statements and related notes thereto included or incorporated by reference herein, before making a decision to purchase our securities.

Overview

We are a global life sciences company focused on providing innovative preparedness and response solutions addressing accidental, deliberate and naturally occurring Public Health Threats (“PHTs”). The Company’s solutions include a product portfolio, a product development portfolio, and a contract development and manufacturing (“CDMO”) services portfolio. The types of PHTs we are currently addressing are focused on the following four categories:

•	chemical, biological, radiological, nuclear and explosives;

•	emerging infectious diseases;

•	emerging health crises; and

•	acute, emergency and community care.

As of December 31, 2024, the Company has a product portfolio of 10 products that it is actively developing and/or marketing (vaccines, therapeutics, and drug-device combination products). The revenues generated by the products comprise a substantial portion of the Company’s revenue. The Company structures the business with a focus on markets and customers. As such, the key components of the business structure include the following four product and service categories: NARCAN® commercial product, Anthrax - MCM Products, Smallpox - MCM products and Emergent Bioservices (CDMO) (“Bioservices”) Bioservices.

The Company manages its business with a focus on three reportable segments. The Commercial Product Segment, consisting of NARCAN®Nasal Spray; the MCM Products Segment, consisting of Anthrax - MCM products, Smallpox - MCM products and Other Products; and the Services Segment, consisting of the Company’s Bioservices portfolio.

Credit Agreement

On August 30, 2024, the Company entered into the Credit Agreement by and among the Company, the lenders from time to time party thereto, and OHA Agency LLC, as administrative agent. The Credit Agreement provides for a term loan (the “Term Loan”) of $250 million, which was drawn in full on the date of entry into the Credit Agreement. The Company used a portion of the proceeds of the Term Loan to repay all amounts outstanding and terminate commitments under the senior term loan facility under the Amended and Restated Credit Agreement, dated October 15, 2018, by and among the Company, the lenders party thereto from time to time, and Wells Fargo Bank, National Association, as the Administrative Agent (as amended, the “Prior Credit Agreement”), plus accrued interest and fees. The Company previously repaid all amounts outstanding under the revolving credit facility under the Prior Credit Agreement.

In connection with the entry into the Credit Agreement, the Company entered into the Warrant Agreement under which the Company issued to the lenders (i) 1,000,000 Series I Warrants to purchase 1,000,000 shares of Common Stock at an exercise price of $9.8802 per share and (ii) 1,500,000 Series II Warrants to purchase 1,500,000 shares of Common Stock at an exercise price of $15.7185 per share. In addition, the Company and the lenders entered into the Subscription Agreement under which the Company issued the lenders 1,113,338 shares of Common Stock.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Certain Documents by Reference” on page 10 of this prospectus.

Our Corporate Information

We were incorporated in the State of Michigan in May 1998 and subsequently reorganized as a Delaware corporation in June 2004. Our principal executive offices are located at 300 Professional Drive, Gaithersburg, Maryland 20879, and our telephone number is (240) 631-3200. Our website address is www.emergentbiosolutions.com. The information on our website is not incorporated by reference into this prospectus and should not be considered to be part of this document.

THE OFFERING

Common Stock offered by the Selling Securityholders	Up to 3,613,338 shares of Common Stock, which includes 1,113,338 shares of Common Stock that are currently outstanding and up to 2,500,000 shares of Common Stock issuable upon the exercise of the Warrants.

Warrants offered by the Selling Securityholders	(i) 1,000,000 Series I Warrants to purchase up to 1,000,000 shares of Common Stock, which have an exercise price of $9.8802 per share and will expire on August 30, 2029, and (ii) 1,500,000 Series II Warrants to purchase up to 1,500,000 shares of Common Stock, which have an exercise price of $15.7185 per share and will expire on August 30, 2029.

Terms of the offering	The Selling Securityholders may, from time to time, sell, at prevailing market prices, privately negotiated prices or such other prices as the Selling Securityholders may determine, any or all of their securities covered hereby. See “Plan of Distribution.”

Common Stock to be outstanding after this offering, assuming cash exercise of the Warrants	56,829,542 shares, assuming the exercise of the Warrants in full.

Use of Proceeds	We will not receive any of the proceeds from the sale of our securities by the Selling Securityholders. However, the Company will receive the proceeds of any cash exercise of the Warrants. If all of the Warrants were exercised for cash, we would receive aggregate proceeds of $33,457,950. See “Use of Proceeds.”

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus to read about factors that you should consider carefully before buying our securities.

Trading Market and Ticker Symbol	Our common stock is listed on the New York Stock Exchange under the symbol “EBS.” There is no established public trading market for the Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.

Except as otherwise indicated herein, the number of shares of Common Stock to be outstanding immediately after this offering is based on 54,329,542 shares of Common Stock outstanding as of December 31, 2024. The number of shares of Common Stock to be outstanding immediately after this offering excludes:

•	4,839,161 shares of Common Stock issuable upon the exercise of stock options outstanding as of December 31, 2024 at a weighted average exercise price of $7.61 per share;

•	1,213,612 shares of Common Stock issuable pursuant to unvested performance stock units and restricted stock units outstanding as of December 31, 2024 at a weighted average grant price of $12.01;

•	6,686,234 shares of Common Stock reserved for issuance under the Emergent BioSolutions Inc. Amended and Restated Stock Incentive Plan as of December 31, 2024;

•	4,000,000 shares of Common Stock reserved for issuance under the Emergent BioSolutions Inc. Inducement Plan as of December 31, 2024; and

•	1,540,637 shares of Common Stock reserved for issuance under the Emergent BioSolutions Inc. Amended Employee Stock Purchase Plan as of December 31, 2024.

RISK FACTORS

An investment in our securities involves significant risks. Before making an investment in our securities, you should carefully read all of the information contained in this prospectus and in the documents incorporated by reference herein. For a discussion of risks that you should carefully consider before deciding to purchase any of our securities, please review the risk factors disclosed below, together with the other information in this prospectus and the information and documents incorporated by reference herein, including the risk factors set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and all other information contained or incorporated by reference into this prospectus. Any of these risks, as well as additional risks not currently known to us or that we currently deem immaterial, may adversely affect our business, financial condition, results of operations, and prospects, resulting in a decline in the trading price of our Common Stock and loss of all or part of your investment.

Risks Related to this Offering

Our stock price is volatile, and purchasers of our securities could incur substantial losses.

The price of our Common Stock price has been, and is likely to continue to be, volatile. The market price of our Common Stock could fluctuate significantly for many reasons, including in response to the risks described in this “Risk Factors” section, or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. For the five-year period beginning January 1, 2020 and ending December 31, 2024, our common stock traded as high as $134.94 per share and as low as $1.50 per share. The market price of our Common Stock may be influenced by many factors, including, among others:

•	contracts, decisions and procurement policies by the USG, and the addition or loss of any other customer, affecting our anthrax vaccines and our other products and product candidates;

•	CDMO contracts with collaboration partners;

•	the success of competitive products or technologies;

•	results of clinical and non-clinical trials of our product candidates;

•	announcements of acquisitions, financings or other transactions by us;

•	current or future litigation or legal proceedings or government investigations;

•	regulator or public concern as to the safety of our products;

•	termination or delay of a development program;

•	the recruitment or departure of key personnel;

•	variations in our product revenue and profitability; and

•	the other risk factors described herein and in the documents incorporated herein by reference.

Future sales of Common Stock or other securities convertible into Common Stock, or the perception that such sales or issuances could occur, could cause the market value of Common Stock to decline and could result in dilution of your shares.

Our board of directors is authorized, without stockholder approval, to cause us to issue additional shares of Common Stock or to raise capital through the issuance of preferred shares or the sale of debt securities that are convertible into Common Stock, options, warrants and other rights, on terms and for consideration as our board of directors in its sole discretion may determine. We also require substantial additional funding to be able to continue as a going concern and we may seek to achieve such funding through future sales of Common Stock or other securities convertible into Common Stock. Sales of substantial amounts of Common Stock or the issuance of preferred shares, convertible debt, options, restricted stock units, performance stock units, warrants and other rights, or the perception that such sales or issuances could occur, could cause the market price of our Common Stock to decrease significantly. As of December 31, 2024, we had 54,329,542 shares of Common Stock outstanding. We cannot predict the effect, if any, of future sales of Common Stock, preferred shares, convertible debt securities, options, restricted stock units, performance stock units, warrants or other rights or the availability of our Common Stock for future sales on the value of our Common Stock.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of securities by the Selling Securityholders named in this prospectus. However, the Company will receive the proceeds of any cash exercise of the Warrants. If all of the Warrants were exercised for cash, we would receive aggregate proceeds of $33,457,950.

SELLING SECURITYHOLDERS

This prospectus relates to the offer and sale from time to time by the Selling Securityholders listed below of up to 3,613,338 shares of Common Stock, which includes up to 1,113,338 shares of Common Stock issued under the Subscription Agreement, and up to 2,500,000 shares of Common Stock issuable upon the exercise of the 2,500,000 Warrants issued under the Warrant Agreement, which consist of, (i) 1,000,000 Series I Warrants to purchase up to 1,000,000 shares of Common Stock issued under the Warrant Agreement and (ii) 1,500,000 Series II Warrants to purchase up to 1,500,000 shares of Common Stock issued under the Warrant Agreement. The securities covered hereby were issued to the lenders under the Credit Agreement. We are registering these securities for sale by the Selling Securityholders to satisfy certain registration rights that we have granted to the Selling Securityholders.

The Selling Securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus. As used in this prospectus, the term “Selling Securityholders” includes the persons listed in the table below, together with any additional selling securityholders listed in a subsequent amendment to this prospectus, and their pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interests in the securities, other than through a public sale.

The following table sets forth certain information as of March 4, 2025 regarding the beneficial ownership of the Common Stock and Warrants being offered by the Selling Securityholders. The applicable percentage ownership of Common Stock is based on 54,329,542 shares of Common Stock outstanding as of December 31, 2024. Information with respect to Common Stock owned beneficially after the offering assumes the sale of all of the Common Stock registered hereby, including shares of Common Stock underlying the Warrants, and assumes no further acquisitions or dispositions of securities by the Selling Securityholders. The Selling Securityholders may offer and sell some, all or none of their Common Stock or Warrants.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock and Warrants.

Please see the section titled “Plan of Distribution” in this prospectus for further information regarding the Selling Securityholders’ method of distributing these securities.

	Common Stock					Warrant
Name of Selling Securityholder	Shares Owned Before the Offering (#)	Shares Being Offered (#)	Shares Owned After the Offering(**) (#) (%)		Series I Warrants Being Offered (#)	Series I Warrants Owned After the Offering(**) (#) (%)		Series II Warrants Being Offered (#)	Series II Warrants Owned After the Offering(**) (#) (%)
OHA CA Customized Credit Fund, L.P. – OHA Senior Private Lending Fund (CA 3)	40,526	40,526	—	—	36,400	—	—	54,600	—	—
OHA CA Customized Credit Fund, L.P. – OHA Senior Private Lending Fund (CA 5)	40,526	40,526	—	—	36,400	—	—	54,600	—	—
OHA Credit Cadenza Fund, L.P.	26,275	26,275	—	—	23,600	—	—	35,400	—	—
OHA CA Customized Credit Fund, L.P. – OHA Credit Solutions Fund II (CA Parallel)	26,720	26,720	—	—	24,000	—	—	36,000	—	—
OHA Credit Solutions II Master Fund A SPV, L.P.	220,886	220,886	—	—	198,400	—	—	297,600	—	—
OHA Enhanced Credit Strategies Master Fund, LP	26,275	26,275	—	—	23,600	—	—	35,400	—	—
OHA Falcon Fund, L.P.	59,229	59,229	—	—	53,200	—	—	79,800	—	—
Future Fund Investment Company No. 2 Pty. Ltd.	70,808	70,808	—	—	63,600	—	—	95,400	—	—
Indiana Public Retirement System	40,526	40,526	—	—	36,400	—	—	54,600	—	—
OHA Centre Street Partnership, L.P.	94,856	94,856	—	—	85,200	—	—	127,800	—	—
OHA Delaware Customized Credit Fund Holdings, L.P.	41,416	41,416	—	—	37,200	—	—	55,800	—	—
OHA Dynamic Credit ORCA Fund, L.P.	68,582	68,582	—	—	61,600	—	—	92,400	—	—
Illinois State Board of Investment	15,141	15,141	—	—	13,600	—	—	20,400	—	—
OHA SA Customized Credit Fund, L.P.	37,408	37,408	—	—	33,600	—	—	50,400	—	—
OHA Tactical Investment Fund, L.P.	304,164	304,164	—	—	273,200	—	—	409,800	—	—

**	Assumes the sale of all securities offered in this prospectus.

(1) This table and the information in this note are based upon information supplied by the Selling Securityholders. Glenn R. August may be deemed to have investment discretion and voting power over the securities held by all the Selling Securityholders above. The address of the Selling Securityholders is c/o Oak Hill Advisors, L.P., 1 Vanderbilt Avenue, 16th Floor, New York, New York 10017.

PLAN OF DISTRIBUTION

The Selling Securityholders and their permitted pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the securities covered by this prospectus. We will not receive any of the proceeds from such sales by the Selling Securityholders. We will bear all fees and expenses incident to our obligation to register such securities.

The Selling Securityholders may, from time to time, sell any or all of their securities covered hereby on the New York Stock Exchange or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. If the securities are sold through underwriters or broker-dealers, each Selling Securityholder will be responsible for underwriting discounts or commissions or agent’s commissions in connection with the securities held by such Selling Securityholder. A Selling Securityholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an over-the-counter distribution;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•

through trading plans entered into by the Selling Securityholders pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through firm-commitment underwritten public offerings;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the securities owned by it and, if a Selling Securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the securities, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of the Selling Securityholders to include the pledgee, transferee, or other successors in interest as the Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the securities owned by them in other circumstances, in which case the transferees, pledgees or other successors in interest will be the beneficial owners for purposes of this prospectus.

In connection with the sale of the securities, or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or affiliates thereof or other financial institutions, which may in turn engage in short sales of our Common Stock in the course of hedging the positions it assumes. The Selling Securityholders may also sell securities short and deliver the securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or affiliates thereof or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or affiliates thereof or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In addition, the Selling Securityholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell the applicable securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from Selling Securityholders or others to settle such sales and may use securities received from Selling Securityholders to close out any related short positions. The Selling Securityholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for them may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by Selling Stockholders who are “underwriters,” and the compensation of any broker-dealer who executes sales for them, may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Covington & Burling LLP, Washington, D.C. If legal matters are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of our internal control over financial reporting as of December 31, 2024, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in this registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.emergentbiosolutions.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus. All website addresses in this prospectus are intended to be inactive textual references only.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities that are being offered by the Selling Securityholders. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus, and information that we subsequently file with the SEC will automatically update and supersede this information. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. We incorporate by reference into this prospectus the documents listed below (except in each case in which the information contained in such documents is “furnished” and not “filed”). The documents we are incorporating by reference as of their respective dates of filing are:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 4, 2025;

•	Current Reports on Form 8-K filed with the SEC on January 8, 2025 and January 14, 2025; and

•

The description of our Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 4, 2025, including any amendments or reports filed for the purpose of updating such description.

All reports and other documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion of the sales of the securities offered hereby, but excluding any information furnished to, rather than filed with, the SEC (unless expressly incorporated by reference herein), will also be incorporated by reference into this prospectus and be deemed to be part of this prospectus from the time of the filing of such reports or documents.

You may request a copy these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Emergent BioSolutions Inc.

300 Professional Drive

Gaithersburg, Maryland 20879

Attention: Investor Relations

(240) 631-3200

EMERGENT BIOSOLUTIONS INC.

Up to 3,613,338 shares of Common Stock

2,500,000 Warrants to Purchase up to 2,500,000 shares of Common Stock

PROSPECTUS

, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses payable by the registrant in connection with the offering of the securities being registered.

SEC registration fee	$6,634.33
Accounting fees and expenses	40,000
Legal fees and expenses	70,000
Printing expenses	5,000
Total	$121,634.33

Item 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) permits a corporation to indemnify any director or officer of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding brought by reason of the fact that such person is or was a director or officer of the corporation, if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if such person had no reason to believe their conduct was unlawful. In a derivative action (i.e., one brought by or on behalf of the corporation), however, indemnification may be made only for expenses, actually and reasonably incurred by any director or officer in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine that the defendant is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

The Company’s Third Restated Certificate of Incorporation (the “Charter”) contains provisions that provide for the indemnification of directors and officers consistent with the applicable provisions of the DGCL. Any indemnification (unless ordered by a court) shall be made only after a determination by a majority of disinterested directors, a committee of disinterested directors, an independent legal counsel, or the stockholders of the Company, that the individual has met the standard of behavior required for indemnification, as described above. If a present or former director or officer successfully defends against any claim subject to indemnification by the Company, they shall be repaid for reasonable expenses connected with their defense.

In accordance with Section 102(b)(7) of the DGCL, the Charter provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such limitation on or exemption from liability is not permitted under the DGCL.

The Company has entered into agreements to indemnify its directors and executive officers. These agreements, among other things, provide that the Company will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director, officer, manager, employee, agent or representative of the Company. The indemnification agreements also establish the procedures that will apply in the event a director or executive officer makes a claim for indemnification.

The Company maintains a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the fee table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated herein by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

EXHIBIT

Number	Description

3.1	Third Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3 to the Company’s Quarterly Report on Form 10-Q filed on August 5, 2016).

3.2	Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3 to the Company’s Current Report on Form 8-K filed on August 16, 2012).

4.1	Description of the Company’s Securities (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed on March 4, 2025).

4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 filed on October 20, 2006) (Registration No. 333-136622).

4.3	Form of Warrant (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on September 3, 2024).

10.1	Form of Subscription Agreement, dated August 30, 2024, between Emergent BioSolutions Inc. and the Subscribing Entities (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on September 3, 2024).

5.1	Opinion of Covington & Burling LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Covington & Burling LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of the original filing).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on March 4, 2025.

EMERGENT BIOSOLUTIONS INC.

By:	/s/ Richard S. Lindahl
Richard S. Lindahl
Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Joseph C. Papa	President, Chief Executive Officer and Director (Principal Executive Officer)	March 4, 2025

* Richard S. Lindahl	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 4, 2025

* Zsolt Harsanyi, Ph.D.	Chairman of the Board	March 4, 2025

* Sujata Dayal	Director	March 4, 2025

* Donald DeGolyer	Director	March 4, 2025

* Neal Fowler	Director	March 4, 2025

* Keith Katkin	Director	March 4, 2025

* Ronald B. Richard	Director	March 4, 2025

* Louis W. Sullivan, M.D.	Director	March 4, 2025

* Marvin White	Director	March 4, 2025

* Kathryn C. Zoon, Ph.D.	Director	March 4, 2025

*By:	/s/ Richard S. Lindahl
Richard S. Lindahl
Attorney-in-Fact